Delaware

                                 The First State




         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "BTHC III, LLC", A TEXAS LIMITED LIABILITY COMPANY, WITH AND INTO "BTHC III, INC." UNDER THE NAME OF "BTHC III, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF NOVEMBER, A.D. 2005, AT 12:11 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

























3981766 8100 M  [SEAL]                 Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION: 4272000
050895094
                                               DATE:  11-03-05

      State of Delaware
     Secretary of State
  Division off Corporations
Delivered 12:22 W4 11/02/2003
  FILED 12:11 PM 11/02/2003
SRV, 050895094 - 3981766 FILE

                                STATE OF DELAWARE
                              CERTIFICATE OF MERGER

                                 BTHC III, INC.,
                             A Delaware corporation

                                       AND

                                 BTHC III, LLC,
                        A Texas limited liability company


Pusuant to Title 8. Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following certificate of Merger:

FIRST: The name of the surviving corporation is BTHC Ill, INC., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is BTHC III. L.L,C, a Texas limited liability company.

SECOND: The Agreement and Plan of Merger has bean approved, adopted. certified. executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is BTHC III, INC.

FOURTH: The merger will be effective upon the acceptance for filing of this Certificate of Merger with the Secretary of State of Delaware.

FIFTH:   The  Agreement  and  Plan  of  Merger  is  on  file  at  the  surviving
Corporation's principal place of business Iocated at 12890 Hilltop Road. Argyle. Texas 76226.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the corporation upon request. without cost, to any stockholder of any constituent corporation or partner of any constituent limited liability company.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, this 31st day of October. 2005.


                                         BTHC. llI. INC., a Delaware corporation

                                         By: /s/ Timothy P. Halter
                                            ------------------------------------
                                            Timothy P. Halter, President